Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 002-80406 on Form S-8 of Bank of America Corporation filed with the Securities and Exchange Commission, pertaining to The Bank of America 401(k) Plan of our report dated June 22, 2016, with respect to the financial statements and supplemental schedule of The Bank of America 401(k) Plan included in the Annual Report (Form 11-K) as of December 31, 2015 and for the year then ended.

/s/ Morris Davis Chan & Tan LLP

Charlotte, North Carolina

June 22, 2016